EXHIBIT 23.1



                Consent of Independent Auditors


Board of Directors
German American Bancorp
Jasper, Indiana


We consent to the inclusion in the Registration Statement Form S-4 and Prospectus of German American Bancorp, relating to the issuance of securities in the proposed mergers of CSB Bancorp and FSB Financial Corporation into a wholly owned subsidiary of German American Bancorp, of our Independent Auditor's Report, dated January 30, 1997, on the consolidated financial statements of German American Bancorp as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, of our Independent Auditor's Report, dated March 4, 1997, on the supplemental consolidated financial statements of German American Bancorp as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, and we consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Prospectus.




                              /s/ Crowe, Chizek and Company, LLP
                              Crowe, Chizek and Company, LLP

February 23, 1998
Indianapolis, Indiana

















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